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                                 EXHIBIT 10.16

                    ASSOCIATES CORPORATION OF NORTH AMERICA
                      SUPPLEMENTAL RETIREMENT INCOME PLAN
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                    ASSOCIATES CORPORATION OF NORTH AMERICA

                      SUPPLEMENTAL RETIREMENT INCOME PLAN


                           EFFECTIVE: JANUARY 1, 1979
                   AS AMENDED AND RESTATED DECEMBER 15, 1981
                           AS AMENDED JANUARY 1, 1984
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                               TABLE OF CONTENTS

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
ARTICLE I - Purpose                                                I-1

ARTICLE II - Definitions and Construction

    2.1  Definitions                                               II-1

      Actuarial Equivalent                                         II-1
      Average Monthly Compensation                                 II-1
      Benefit                                                      II-1
      Board of Directors                                           II-1
      Committee                                                    II-1
      Company                                                      II-1
      Compensation                                                 II-1
      Disability                                                   II-2
      Effective Date                                               II-2
      Employers                                                    II-2
      Normal Retirement Date                                       II-2
      Participant                                                  II-2
      Pension Equivalent                                           II-2
      Plan                                                         II-2
      Plan Administrator                                           II-2
      Plan Year                                                    II-2
      Primary Social Security Benefit                              II-2
      Qualified Plan                                               II-3
      Qualified Plan Benefit                                       II-3
      Retirement                                                   II-3
      Service                                                      II-3

    2.2  Construction                                              II-4

ARTICLE III - Eligibility and Participation

    3.1  Employees Eligible to Participate                         III-1

    3.2  Action by Compensation Committee                          III-1

    3.3  Selection of Participants                                 III-2

ARTICLE IV - Provisions for Benefits

    4.1  Amounts Provided by Employers                             IV-1

    4.2  Payment of Benefit                                        IV-1

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
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
ARTICLE V - Requirements for Retirement Benefits

    5.1  Normal Retirement                                         V-1

    5.2  Deferred Vested Benefit                                   V-1

ARTICLE VI - Amount of Retirement Benefits

    6.1  Normal Retirement Benefit                                 VI-1

    6.2  Deferred Vested Benefit                                   VI-1

ARTICLE VII - Other Forms of Payment

    7.1  Optional Joint and Survivor Options                       VII-1

    7.2  Other Benefits Cancelled by Option                        VII-2

    7.3  Survivorship Benefit                                      VII-2

ARTICLE VIII - Administration

    8.1  Appointment of Committee                                  VIII-1

    8.2  Committee Procedures                                      VIII-1

    8.3  Committee Powers and Duties                               VIII-1

    8.4  Unclaimed Benefits                                        VIII-3

    8.5  Competitive Employment                                    VIII-3

ARTICLE IX - Adoption by Other Organizations

    9.1  Procedure for Adoption                                    IX-1

    9.2  Right of Company to Terminate Adoption
         by Subsidiary                                             IX-2

ARTICLE X - Miscellaneous Provisions

    10.1  Amendment, Termination, Etc.                             X-1

    10.2  Nonguarantee of Employment                               X-1

    10.3  Nonalienation of Benefits                                X-1

    10.4  Liability                                                X-2

                                   ARTICLE I

                                    Purpose

    The purpose of this Plan is to retain key executives by providing retirement income an a supplement to compensation and employee benefits otherwise payable to selected executive employees of Associates Corporation of North America and its subsidiaries who are expected to contribute materially to the success of the Company's business by their ability, ingenuity, and industry.

    The Plan was adopted effective January 1, 1979 and as amended and restated herein shall continue in effect in accordance with the terms hereof with all the provisions hereof being effective as of the date first adopted.


                                      I-1
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                                   ARTICLE II

                          Definitions and Construction

         2.1 Definitions: Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

                 (a) Actuarial Equivalent: Equality in value of the aggregate amounts expected to be received under different forms of payment, based upon actuarial assumptions, mortality tables and interest rates as adopted by the Committee from time to time for such purposes.

                 (b) Average Monthly Compensation: The result obtained by dividing the total Compensation paid to a Participant during the five
         (5) Plan Years within the last ten (10) completed Plan Years as a Participant which yield the highest Average Compensation by 60, or, in the event the Participant had fewer than five (5) Plan Years of Service credited, by the actual number of months during such Plan Years as a Participant in which Compensation was paid.

                 (c) Benefit: A series of monthly amounts which are payable to a person who is entitled to receive payments under the Plan.

                 (d) Board of Directors: The duly elected and serving Board of Directors of the Company or any duly authorized Executive Committee of that Board.

                 (e)      Committee: The persons appointed in accordance with
         Article VIII to administer the Plan.

                 (f) Company: Associates Corporation of North America, a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

                 (g) Compensation: The total remuneration paid to, or contingently or irrevocably credited or set aside for, a Participant for a calendar year by an Employer for personal services rendered, including base salaries and bonuses, paid sick days and paid vacation days taken, but excluding moving expenses, severance pay, accrued vacation paid upon terminating employment, payments under long term disability insurance and the value of any fringe benefits such as life, medical, disability, or hospitalization insurance premiums and Employer contributions allocated to a Participant under any pension or profit sharing plan of an Employer which qualifies under Section 401(a) of the Internal Revenue Code.

                 (h) Disability: A physical or mental condition which, in the judgment of the Committee, based on medical evidence satisfactory to the Committee, prevents a Participant from performing the functions of the job held by such Participant immediately preceding the onset of such condition.

                 (i)      Effective Date: January 1, 1979.

                 (j) Employers: The Company, Associates First Capital Corporation and each of the respective subsidiaries of either of them which have adopted the Plan in accordance with Article IX hereof.

                 (k) Normal Retirement Date: The sixty-second (62nd) birthday of a Participant.

                 (l) Participant: An eligible executive employee of an Employer who has been selected to participate and is participating in the Plan in accordance with the provisions of Article III hereof.

                 (m) Pension Equivalent: The monthly amount of retirement benefits payable from any other plan intended to be qualified under
         Section 401(a) of the Internal Revenue Code, other than one sponsored by the Employers, computed as if such amount were payable in the form of a single life pension commencing at age 62, regardless of whether such benefits have been applied for.

                 (n) Plan: The Associates Corporation of North America Supplemental Retirement Income Plan set forth herein, as amended from time to time.

                 (o) Plan Administrator: Such person or persons as designated by the Committee, which shall be the Committee unless and until it designates such other person or persons.

                 (p) Plan Year: The twelve (12) month period beginning on January 1st and ending on December 31st.

                 (q) Primary Social Security Benefit: The monthly amount available to the Participant at age sixty-five (65), or if Social Security payments are commenced

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         earlier at Retirement, then such amount available at Retirement, under the provisions of Title II of the Social Security Act at the time of his termination of employment (or age sixty-two (62), if earlier), without regard to any increases in the wage base or benefit levels that take effect after the date of termination of employment; provided that (1) if a Participant terminates employment prior to age sixty-two
         (62), his Primary Social Security Benefit shall be estimated by assuming continuation of his Compensation until age sixty-two (62) at the same rate as in effect at termination of employment, or (2), if a Participant terminates employment because of disability and qualifies for a Disability Insurance Benefit under the Social Security Act, his Primary Social Security Benefit shall be the monthly amount payable as a Disability Insurance Benefit.

                 (r) Qualified Plan: Any employees' pension or profit sharing plan of Associates Corporation of North America, as amended from time to time, which plan is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1954, as amended from time to time.

                 (s) Qualified Plan Benefit: The monthly amount payable in the form of a single life annuity under any Qualified Plan on the basis of the accrued benefit (which shall have the meaning prescribed in the Employee Retirement Income Security Act of 1974, except that for a defined contribution plan only the aggregate employer contribution shall be used) as of the date the payment of Benefits commenced hereunder computed either: (i) if the Participant did not commence the payment under such Qualified Plan at Retirement, as if the Qualified Plan Benefit commenced at the normal retirement date provided under each such Qualified Plan without reduction for early commencement or other options provided under such Qualified Plan or
         (ii) it the Participant commences payment under such Qualified Plan at Retirement hereunder, then the amount payable at such Retirement without giving effect to any options (except the early commencement, it any).

                 (t) Retirement: Termination of employment for reasons other than death with all Employers on or after Normal Retirement Date.

                 (u) Service: A period of continuous employment of a Participant with an Employer commencing on the effective date of such Participant's last period of participation in the Plan and ending on the last day of such Participant's participation in the Plan. Provided, however, Participants who were employed by an Employer on, and whose participation was designated to commence on, the Effective Date will receive credit for Service as follows:

                          (i) Such Participants who were under age 52 on the Effective Date, from the Effective Date and

                          (ii) Such Participants who were age 52 or over on the Effective Date to Normal Retirement Date, plus those number of years of continuous employment prior to the Effective Date commencing with the last date of employment with an Employer not exceeding an aggregate for the total of ten years.

         Service for periods of time after the commencement of Participation during which the Participant, as long as the person is a Participant, is Disabled shall be credited under rules established by the Committee.

         2.2 Construction: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender; the singular may include the plural; and vice versa, unless the context clearly indicates to the contrary.

         The Article and Section headings contained herein are for convenience only and shall not affect the construction hereof.

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                                  ARTICLE III

                        Eligibility and Participation

         3.1 Employees Eligible to Participate: Only officers and other executive employees of an Employer who are engaged in performing executive or other important managerial functions during all or part of any Plan Year shall be eligible to participate in the Plan for such Plan Year. A director of an Employer shall be eligible to be a Participant if he is also an officer or other executive employee of an Employer. The Committee shall be the sole judge in determining who shall be eligible to be a Participant for any Plan Year. An officer or other executive employee who is selected to be a Participant shall continue to be a Participant until the first to occur of the following: (a) his employment with all Employers terminates; (b) he becomes disabled; (c) he dies;
(d) the Plan is terminated with respect to his Employer or the Company; or (e) the Committee terminates his participation.

         3.2 Action by Compensation Committee: When any action or determination of the Committee is to be made with respect to any aspect of participation on the part of a member of the Committee, the member whose rights are being affected shall not participate in the decision. In the event that the decision affects the right of all members of the Committee, the decision shall be made by the regular Compensation Committee of the Board of Directors of the Company.


                                     III-1
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         3.3     Selection of Participants: The Committee shall determine from time to time, after consultation with such of the members of the Board of Directors or with such executive employees of the Employers as it May deem desirable (a) which, if any, eligible officers or other executives it shall designate as Participants and the effective date of participation of each such officer or other executive, which date may be the date of designation or earlier or later date that is on or after January 1, 1979, provided that the designated person must be an officer or other executive of an Employer on the date of designation and on the effective date of participation and, in the case of an effective date of participation that is prior to the date of designation, must have been an officer or other executive of an Employer at all times during the period from and including the effective date of participation to and including the date of designation, and (b) which, if any, Participants shall be terminated as Participants and the effective date of termination of each such Participant, which date may be the date of determination to terminate such Participant's participation or any later date. Former Participants who have been terminated may, if otherwise eligible, be again designated as Participants. Participants who are again designated as Participants may be granted service for past periods of participation, as determined by the Committee.

         In making its determinations under this Section 3.3, the Committee shall consider the relative contribution of each


                                     III-2
eligible officer or other executive employee to the operation and profits of the Company and its subsidiaries and such other factors as the Committee may deem material. The Committee shall notify a Participant of his designation as a Participant and of his termination as a Participant and the effective date thereof. The decision of the Committee in selecting an officer or other executive employee to be a Participant or in terminating participation of any Participant shall be final and conclusive. Nothing herein shall be deemed to give any officer or other executive employee any right to be or continue to be a Participant.


                                     III-3
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                                   ARTICLE IV

                            Provisions for Benefits

         4.1 Amounts Provided by Employers: Benefits under the Plan shall constitute general obligations of the Company or the respective Employer in accordance with the terms of the Plan. No amounts in respect of such Benefits shall be segregated, set aside or held in trust or any other fund or pools of assets, and no recipient of any Benefit shall have any right to have his Benefit paid out of any particular assets of an Employer or the Company.

         4.2 Payment of Benefit: If a Benefit hereunder becomes payable to a Participant who was employed by more than one Employer while a Participant, such Benefit shall be paid by the Employer by which such Participant was last employed while a Participant, and such Employer shall be entitled to reimbursement from all other Employers by which such Participant was employed while a Participant to the extent of each such other Employer's ratable liability for such benefit, determined on the basis of the relative amounts of Compensation paid to or accrued for the benefit of such Participant by all Employers for periods during which such Participant was a Participant. Such reimbursement shall be paid within such time after the end of each fiscal year of the Company as the Committee directs.





                                      IV-1
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                                   Article V

                      Requirements for Retirement Benefits

         5.1 Normal Retirement: A Participant shall be eligible to receive a Normal Retirement Benefit at Retirement. Payment of a Normal Retirement Benefit shall commence as of the first day of the month coinciding with or next following the Participant's date of Retirement. The last payment shall be made as of the first day of the month in which the death of the retired Participant occurs.

         5.2 Deferred Vested Benefit: A Participant whose employment is terminated prior to his Normal Retirement Date shall be eligible for a Deferred Vested Retirement Benefit if employment with the Employers is terminated on or after the completion of ten (10) or more years of service. Such former Participant is hereafter referred to as a Deferred Vested Participant. Payment of a Deferred Vested Retirement Benefit shall commence as of the first day of the month coinciding with or next following the Participant's Normal Retirement Date, if he is then living. The last payment shall be made as of the first day of the month in which the death of the Deferred Vested Participant occurs.


                                      V-1
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                                   ARTICLE VI

                         Amount of Retirement Benefits

         6.1 Normal Retirement Benefit: A Participant who meets the requirements for a Normal Retirement Benefit shall receive a Benefit determined as follows:

                 (a) Fifty percent (50%) of his Average Monthly Compensation, minus

                 (b) The sum of his Qualified Plan Benefits, 50% of his Primary Social Security Benefit, and the Pension Equivalent.

         Provided, however, that as to any Participant who has not completed ten (10) years of service at Retirement, such monthly amount shall be reduced by multiplying said amount by a fraction, the numerator of which is the Participant's actual number of years of Service (including any fractional part of a year) and the denominator of which is ten (10).

         6.2 Deferred Vested Benefit: A Deferred Vested Participant shall receive a Benefit computed in accordance with the provisions of (a) and (b) in
Section 6.1 above.

                                  ARTICLE VII

                             Other Forms of Payment

         7.1 Optional Joint and Survivor Options: (a) By timely filing an application with the Committee, a Participant or Deferred Vested Participant may designate his spouse or other dependent as his contingent pensioner and elect to receive a Benefit payable in accordance with one (1) of the following options, in lieu of the Benefit to which he may otherwise become entitled:

                 (i) Option 1: Such Participant shall receive a reduced Benefit payable for life, and payments in the same reduced amount shall, after such Participant's death, be continued to the contingent pensioner during the contingent pensioner's lifetime.

                 (ii) Option 2: Such Participant shall receive a reduced Benefit payable for life, and payments in the amount of fifty percent (50%) of such reduced benefit shall, after such Participant's death, be continued to the contingent pensioner during the contingent pensioner's lifetime.

         (b) The aggregate of the Benefit payments expected to be paid to such a Participant and his contingent pensioner under any of the above options shall be the Actuarial Equivalent of the single life Benefit computed for such Participant under Article VI.

         (c) In addition to the joint and survivor options described above, the Participant may receive his benefit in any other form that is agreed to by the Committee.

         (d) A Participant may elect, change, or revoke an option without the approval of the Committee if his election, change, or revocation is filed in writing with the Committee not later


                                     VII-1
than his Retirement date or the Normal Retirement Date in the case of a Deferred Vested Participant. An election is automatically revoked by the death of the contingent pensioner prior to the commencement of the payment of the Benefit.

         7.2 Other Benefits Canceled by Option: Any Benefit or other option or form of payment that would otherwise have become payable under this Plan, shall be cancelled and superseded only by a later option, or other form of payment, last elected in writing under this Article VII and on file with the committee.

         7.3 Survivorship Benefit: If a Participant continues in the Employer's employ, or is or continues on Disability for which the Participant is receiving disability income payments from his Employer or its insurance carrier and is receiving credit for Service under Section 2.1(t), after Normal Retirement Date, no Benefit payments shall be made during such period of continued employment or Disability. In the event of the death of the Participant during such period before his Benefit hereunder commences (a) the survivorship Benefit provided under an effective option under Section 7.1 shall commence as of the first day of the month next following the Participant's death in the amount which would have been payable under the applicable section or option had the Participant retired immediately prior to his death or (b) if no option is in effect under this Article VII a survivorship Benefit shall nevertheless be payable to the Participant's "Eligible Spouse" commencing as of the first day of the month next following the


                                     VII-2

Participant's death in the same amount as if such Participant had effectively elected the optional form of Benefit provided in Section 7.1(a)(ii) and had retired immediately prior to his death. "Eligible Spouse" for purposes of this Plan shall have the same meaning as defined in Section 7.1(a)(i) of the Employees' Pension Plan of Associates Corporation of North America, as Amended and Restated effective January 1, 1976.


                                     VII-3

                                  ARTICLE VIII

                                 Administration

         8.1 Appointment of Committee: The Plan shall be administered by a Committee, which, unless otherwise determined by the Board of Directors, shall consist of the Chairman of the Board of Directors and the President of the Company. The membership of the Committee may be reduced, changed, or increased from time to time in the absolute discretion of the Board of Directors. Subject to Article III, members of the Committee may be Participants.

         8.2 Committee Procedures: The Committee shall select one of its members as chairman and shall designate a secretary who may, but need not, be a member of the Committee. The Secretary of the Committee shall keep a record of all meetings and of any actions taken by the Committee. The decision of a majority of the members of the Committee at any meeting thereof shall be the act of the Committee. The Committee shall meet at such time and place as the Chairman or, in his absence, any member, shall designate. The Committee may also act by unanimous written consent of its members without a meeting. The members of the Committee shall not receive compensation with respect to their services for the Committee, except that they shall be entitled to such fees, if any, as shall be approved by the Board of Directors and to reimbursement of expenses incurred in connection with attending any meeting.

         8.3 Committee Powers and Duties: The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:


                                     VIII-1

                 (a) to receive from each Participant as soon as such Participant becomes eligible for a benefit under the Plan either (a) a history of such Participant's prior earnings from the records of the Social Security Administration, or (b) an authorization from such Participant enabling the Committee to request the history of said participant's prior earnings from the Social Security Administration; provided however, that if such Participant fails or refuses to provide the Committee with said history of earnings or an authorization to enable the committee to request such a history of earnings, the committee shall have the right to assume that such Participant's prior earnings shall have been the maximum Social Security taxable wages in determining the amount of any benefit to which said Participant shall be entitled under the federal Social Security Act, and the amount of his "Primary Social Security Benefit" as defined in this Plan;

                 (b) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner, and time of payment of any benefits hereunder;

                 (c) to prescribe procedures to be followed by distributees in obtaining benefits;

                 (d) to make a determination as to the right of any person to a benefit hereunder;

                 (e) to receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan;

                 (f) to delegate to one or more of the members of the committee the right to act in its behalf in all matters connected with the administration of the Plan;

                 (g) to remedy possible ambiguities, inconsistencies, and omissions; and

                 (h) to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel.


                                     VIII-2

         Any rule or decision which is not inconsistent with the provisions of the plan shall be conclusive and binding upon all persons affected by it, and there shall be no appeal from any ruling by the Committee which is within its authority.

         When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by the Company or Employer or the legal counsel of the Company.

         8.4 Unclaimed Benefits: During the time when a benefit hereunder is payable to any distributee (or beneficiary), the committee, at is own instance, shall mail by registered or certified mail to such distributes (or beneficiary), at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Committee Within three (3) months from the mailing of such demand, then the Committee may, in its sole discretion, determine that such distributee (or beneficiary) has forfeited his right to benefit, and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with no surviving beneficiary) had occurred on the date of the last payment made thereon or the date such distributee (or beneficiary) first became entitled to receive benefit payments, whichever is later.

         8.5 Competitive Employment: If a Retired or Deferred Vested Participant does any act or engages in any occupation or employment which is in competition with or detrimental to the business of the Company, (as determined by the Committee in its sole discretion), the Retired or Defected Vested Participant


                                     VIII-3
shall be notified by the Company that his Benefit shall be terminated and forfeited unless such competitive and/or detrimental conduct is discontinued within a period of time that has been prescribed by the Company. In such a case, the Benefit payable from this Plan to a Retired or Deferred Vested Participant shall be suspended (if in pay status) during the prescribed period and, if the competitive and/or detrimental conduct has not ceased prior to the expiration of such period, the Retired or Deferred Vested Participant shall be deemed to have forfeited his right to a Benefit and his Benefit payments (if in pay status) shall be terminated on a permanent basis.


                                     VIII-4

                                   ARTICLE IX

                        Adoption by Other Organizations

         9.1 Procedure for Adoption: Any other organization with employees, now in existence Of hereafter formed of acquired, which is not already an Employer under this Plan may, in the future, with the consent and approval of the Company, by formal resolution of its own board of governing authority, adopt the Plan hereby created for its executive employees, such resolution shall state that such organization adopts the Plan, consents to its executive employees becoming Participants in the Plan, agrees to pay all benefits provided under the Plan to Participants employed by it (or to their beneficiaries) and otherwise agrees to be bound by the terms of the Plan. Such adoption shall be effectuated by and evidenced by a formal designation resolution of the adopting organization consenting to by the Company. The sole, exclusive right of any amendment of whatever kind or extent, to the Plan is reserved by the Company. The adoption resolution shall become, as to such adopting organization and its employees, a part of this Plan as then amended. It shall not be necessary for the adopting organization to sign or execute the original or the amended Plan document. The effective date of the Plan for any such adopting organization (not earlier than January 1, 1979) shall be that stated in the resolution of adoption, and from and after such date such adopting organization shall assume all the rights, obligations and liabilities of an individual Employer entity hereunder. The administrative powers and control of the Plan vested in the Board of Directors, the regular Compensation

Committee of the Board of Directors, and the Committee by the plan shall not be diminished by reason of the participation of any such adopting organization in the Plan.

         9.2     Right of Company to Terminate Adoption by Subsidiary: The
Board of Directors of the Company may, by resolution, in its absolute discretion, terminate an adopting Employer's participation in the Plan at any time. In the event of such termination, such Employer shall, effective on the date determined by the Board of Directors, cease to be an Employer; provided, however, that no such termination may prevent the payment to any Participant, Retired Participant or Deferred Vested Participant (or beneficiary) of any Benefit to which they had become entitled under the Plan, prior to the effective date of such termination; and provided, further, that such Employer shall remain liable to other Employers for all benefits accrued under the Plan for Participants (and beneficiaries) employed by it for Plan Years during all or any portion of which it was an Employer under Section 9.1. Any such termination shall become effective on the date specified in the resolution, and except as expressly limited under this Section 9.2, shall terminate all rights hereunder of Participants (and beneficiaries) of such terminated Employer.

                                   ARTICLE X

                            Miscellaneous Provisions

         10.1 Amendment, Termination, Etc.: The Board of Directors may, by resolution, in its absolute discretion, from time to time, amend, suspend, or terminate in whole or in part, and if terminated reinstate, any or all of the provisions of the Plan, except that no amendment, suspension, or termination may apply so as to decrease, terminate or prevent the payment to any Participant, Retired Participant or Deferred Vested Participant (or beneficiary) of any Benefit to which they had become entitled under the Plan, prior to the effective date of such amendment, suspension, or termination. Any such amendment, suspension, or termination shall become effective on such date as shall be specified in such resolution and, except as expressly limited in this Section 10.1, include such provisions and have such effect as the Board of Directors, in its absolute discretion, deems desirable.

         10.2 Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any employee, or as a right of any employee to be continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any of its employees, with or without cause.

         10.3 Nonalienation of Benefits: To the extent permitted by law, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. No part of the assets of an Employer shall be subject to seizure by legal process resulting from any attempt by creditors of or claimants against any participant (or beneficiary), or any person claiming under or through the foregoing, to attach his interest under the Plan.

         10.4 Liability: No member of the Board of Directors, of the regular Compensation Committee of the Board of Directors, or of the Committee shall be liable for any act or action, whether of commission or Omission, taken by any other member, or by any officer, agent, or employees of an Employer or of any such body, nor, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

Executed this 12th day of June, 1984.


                                        /s/ ILLEGIBLE
                                        ----------------------------------------
                                                       President

RESOLUTIONS ADOPTED BY WRITTEN CONSENT
OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
OF ASSOCIATES CORPORATION OF NORTH AMERICA DATED NOVEMBER 13, 1995

APPROVED PROCEDURES FOR THE SUPPLEMENTAL RETIREMENT INCOME PLAN

         RESOLVED, that the attached appeal procedures, which formalize past practices for handling appeals, be, and they are, hereby formally adopted as the Appeal Procedures for the Supplemental Retirement Income Plan of the Corporation.

         FURTHER RESOLVED, that any one of the members of the Compensation Committee is authorized to take any action necessary to carry this resolution into effect.

Attachment to Written Consent dated November 13, 1995 of the Compensation Committee of
Associates Corporation of North America (Delaware)

           APPEAL PROCEDURES FOR SUPPLEMENTAL RETIREMENT INCOME PLAN

                 If a Pension is to be denied the Committee shall provide notice in writing to the affected Participant. Such notice shall be made within 90 days of the receipt by the Committee of the Participant's claim or, if special circumstances require, and the Participant is so notified in writing, within 180 days of the receipt by the Committee of the Participant's claim. The notice shall be written in a manner calculated to be understood by the Participant and shall:

                 (1) set forth the specific reasons for the denial of benefits;

                 (2) contain specific references to Plan provisions relative to the denial;

                 (3) describe any material information, if any, necessary for the claim for benefits to be allowed, which had been requested, but not received by the Committee; and

                 (4) advise the Participant that any appeal of the Committee's adverse determination must be made in writing to the Committee, within 60 days after receipt of the initial denial notification, setting forth the facts upon which the appeal is based.

                          (b) If notice of the denial of a claim is not furnished within the time periods set forth above, the claim shall be deemed denied and the Participant shall be permitted to proceed to the review procedures set forth below. In the case of a suspension or termination of benefits under Section 8.5 of the Plan, the Participant shall have 90 days after the effective date of the termination to appeal such termination. If the Participant fails to appeal the Committee's denial of benefits in writing and within 90 days after receipt by the Participant of written notification of denial of the claim (or within 90 days after a deemed denial of the claim) or, in the case a termination of benefits under Section 8.5 of the Plan, within 90 days after the effective date of such termination, the Committee's determination shall become final and conclusive.

                          (c) If the Participant appeals the Committee's denial of benefits in a timely fashion, the Committee shall re-examine all issues relevant to the original denial of benefits. Any such Participant, or his or her duly authorized representative may review any pertinent documents, as determined by the Committee, and submit in writing any issues or comments to be addressed on appeal.

                          (d) The Committee shall advise the Participant and such individual's representative in writing of its decision, which shall be written in a manner calculated to be understood by the Participant, and include specific references to the pertinent Plan provisions on which the decision is based. Such response shall be made within 60 days of receipt of the written appeal, unless special circumstances require an extension of such 60 day period for not more than an additional 60 days. Where such extension is necessary, the Participant shall be given written notice of the delay. If the decision on review is not furnished within the time applicable times set forth above, the claim shall be deemed denied on review.